Exhibit 10.1

EIGHTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of September, 2008, by and between Silicon Valley Bank (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006, that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007, that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 28, 2008, that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 27, 2008, that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2008 and that certain Seventh Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 29, 2008  (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) reset certain financial covenants and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Cap on Credit Extensions.  Notwithstanding any other provision of the Loan Agreement, until such time as Borrower has complied with the paragraph regarding Subordinated Debt prior to the “Definitions” portion of Section 5 of the Schedule to the Loan Agreement (as amended hereby) the aggregate amount of Credit Extensions made to Borrower under the Loan Documents shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000).

2.2                               Schedule Section 5 (FINANCIAL COVENANTS (Section 5.1)).  The paragraph regarding Subordinated Debt prior to the “Definitions” portion of Section 5 of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:

                                                Subordinated Debt.  Borrower shall have received (a) at least One Million Dollars ($1,000,000) in proceeds from the issuance of Subordinated Debt no later than September 5, 2008, and (b) at least Two Million Dollars ($2,000,000) (exclusive of the One Million Dollars ($1,000,000) required in clause (a) above) in proceeds from the issuance of Subordinated Debt no later than October 21, 2008.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2 and the waiver set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank with the Sixth Amendment to Loan and Security Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a fee in an amount equal to Ten Thousand Dollars ($10,000).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES
CORPORATION OF AMERICA

By:	/s/John A. Craig	By:	/s/Michael J. Rapisand
Name:	John A. Craig	Name:	Michael J. Rapisand
Title:	Relationship Manager	Title:	Chief Financial Officer